                                                                    EXHIBIT 10.1
                                                                    ------------

                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT
                  -------------------------------------------

     This Common Stock and Warrant Purchase Agreement (this "Agreement") dated as of June 1, 1999 is entered into by and among Switchboard Incorporated, a Delaware corporation (the "Company"), Banyan Systems Incorporated, a Massachusetts corporation ("Banyan") and CBS Corporation, a Pennsylvania corporation (the "Purchaser").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Sale of Securities; Authorization.
          ---------------------------------

          (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company will sell and issue to the Purchaser, and the Purchaser will purchase from the Company, (i) 7,321,314 shares (the "Shares") of Common Stock (as defined in Section 3.2), (ii) a warrant to purchase 1,045,902 shares of Common Stock, in the form attached hereto as Exhibit A-1 (the "Warrant"), and (iii) one share of Series E Special Voting
-----------
Preferred Stock, $.01 par value per share, of the Company (the "Voting Share"), for the aggregate purchase price of (x) $5,000,000 (the "Cash Purchase Price"), which shall be paid in cash at the Closing, and (y) $95,000,000 (the "Non-Cash Purchase Price"), which shall be paid through the provision by the Purchaser to the Company of advertising services in accordance with the Advertising and Promotion Agreement (as defined herein). The Cash Purchase Price and the Non-Cash Purchase Price are sometimes referred to herein together as, the "Purchase Price." Subject to the provisions of the License Agreement (as defined herein) and the Advertising and Promotion Agreement, the obligation of the Purchaser to pay the Non-Cash Purchase Price is a binding obligation of the Purchaser. The Purchase Price shall be allocated among the Shares, the Warrant and the Voting Share as set forth on Schedule 1.2 hereto.
                      ------------

          (b) Before the Closing (as defined in Section 2) the Company will have adopted and filed a Certificate of Designation with the Secretary of State of the State of Delaware setting forth the rights, restrictions, privileges and preferences of the Voting Share, as set forth in the Certificate of Designation attached hereto as Exhibit A-2 (the "Certificate of Designation").
                   -----------

     2.   The Closing.
          -----------

          (a) The closing (the "Closing") of the sale and purchase of the Shares, the Warrant and the Voting Share under this Agreement shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m. on the second business day after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions hereby (other than the delivery of the closing certificates, opinions, Ancillary Documents (as defined in Section 3.1) and other instruments and documents referred to in
Section 7), or at such other time, date and place as are mutually agreeable to the parties. The date of the Closing is hereinafter referred to as the "Closing Date."

          (b)  At the Closing:

               (i) the Company and Banyan, as the case may be, shall deliver (or cause to be delivered) to the Purchaser the various certificates, instruments and documents referred to in Section 7.2

               (ii) the Purchaser shall deliver (or cause to be delivered) to the Company and Banyan, as the case may be, the various certificates, instruments and documents referred to in Section 7.3

               (iii) the Company shall deliver to the Purchaser a certificate for the Shares and the Voting Share and the Warrant being purchased at the Closing by the Purchaser, registered in the name of the Purchaser, against payment to the Company of the Cash Purchase Price, by wire transfer of immediately available funds to an account designated by the Company in writing to the Purchaser at least two days prior to the Closing.

     3. Representations of the Company. Except as disclosed by the Company in Exhibit B hereto, the Company hereby represents and warrants to the Purchaser
---------
that the statements contained in this Section 3 are true, complete and correct as of the date of this Agreement. Exhibit B shall be organized into sections
                                   ---------
corresponding with the sections of this Section 3 and the disclosure in any section of Exhibit B shall be deemed to qualify (1) the corresponding section of
           ---------
this Section 3 and (2) other sections of this Section 3 to the extent it is clearly apparent (notwithstanding the absence of a specific cross reference) from a reading of such disclosure that such disclosure is applicable to such other sections.

          3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as presently conducted and as presently proposed to be conducted by it and to enter into and perform this Agreement and the Registration Rights Agreement, the Right of First Refusal Agreement, the Participation Agreement, the Stockholders' Voting Agreement, the Advertising and Promotion Agreement and the License Agreement (collectively, the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, assets or financial condition of the Company (a "Company Material Adverse Effect"). The Company has furnished to the Purchaser true and complete copies of its Certificate of Incorporation, as amended to date and presently in effect (the "Certificate of Incorporation," which term shall, where appropriate be deemed to refer to and include the Certificate of Designation) and By-Laws, as amended to date and presently in effect.

          3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) will consist of 30,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of which 7,171,999 shares are issued and outstanding as of the date of this Agreement and 10,000,000 shares of Preferred Stock, $.01 par value per share, of which (i) 750,000 shares have been designated as Series A Convertible Preferred Stock, all of which shares are issued and outstanding as of the date of this Agreement, (ii) 1,500,000 shares have been designed as Series B Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Agreement, (iii) 4,000,000 shares have been designed as Series C Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Agreement, (iv) 1,500,000 shares have been designed as Series D Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Agreement and (v) one share will be designated as Series E Special Voting Preferred Stock, which share is not issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock and Series A Convertible Preferred Stock have been, and any shares of Series C Preferred Stock and Series D Preferred Stock issued prior to the Closing as contemplated by Section 7.2(f) will be, duly authorized and validly issued and are, or will be, fully paid and nonassessable and were, or will be, issued in compliance with all applicable state and federal securities laws. Except as provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

          3.3 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

          3.4  Securityholder Lists and Agreements.  Included on Exhibit B is a
                                                                 ---------
true and complete list of the securityholders of the Company as of the date of this Agreement, showing the number of shares of Common Stock or other securities of the Company held by each securityholder as of the date of this Agreement and, in the case of options, warrants and other convertible securities, the exercise price thereof and the number and type of securities issuable thereunder. Except as provided in this Agreement, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

          3.5 Issuance of Shares. The issuance, sale and delivery of the Shares, the Warrant and the Voting Share in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock (i) issuable upon exercise of the Warrant (the "Warrant Shares") and (ii) issuable upon conversion of the Voting Share (the "Conversion Share"), have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares and the Voting Share when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, the Warrant Shares, when issued upon such exercise following payment of the exercise price therefor, and the Conversion Share, when issued upon conversion of the Voting Share, will be duly and validly issued, fully paid and nonassessable.

          3.6 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements, when executed at the Closing, will be duly executed and delivered by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights, subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies and, with respect to the indemnification provisions in the Registration Rights Agreement attached as Exhibit C (the "Registration Rights Agreement"), subject to public policy.
   ---------
The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) other than as may be required by the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act"), require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, other than any of the foregoing events listed in clause (c), (d) or (e) of this Section 3.6 that would not have a Company Material Adverse Effect. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law) other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) statutory liens with respect to current taxes not yet due and payable.

          3.7 Governmental Consents. Except as may be required by the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement or the Ancillary Agreements, the offer, issuance, sale and delivery of the Shares, the Warrant and the Voting Share, the issuance and delivery of the Warrant Shares or the Conversion Share or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, and except any filings that, if not made as required, would not have a Company Material Adverse Effect. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares, the Warrant and the Voting Share to the Purchaser will be in compliance with applicable federal and state securities laws.

          3.8 Litigation. There is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against the Company. To the Company's knowledge, there is no action, suit or legal proceedings, or governmental inquiry or investigation, threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into this Agreement, or which would, individually or in the aggregate, have a Company Material Adverse Effect.

          3.9 Financial Statements. The Company has furnished to the Purchaser a complete and correct copy of (1) the unaudited balance sheet of the Company at December 31, 1998 and the related statements of operations and cash flow for the year then ended and (2) the unaudited balance sheet of the Company (the "Interim Balance Sheet") at March 31, 1999 (the "Balance Sheet Date") and the related statements of operations and cash flow for the three months then ended, (the financial statements referred to in clauses (1) and (2) are collectively referred to herein as the "Financial Statements"). The Financial Statements fairly present, in all material respects, the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied, except that the Financial Statements are not in accordance with GAAP because of the absence of footnotes normally contained therein and the interim Financial Statements are subject to normal year-end audit adjustments.

          3.10 Undisclosed Liabilities. The Company has no liability (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be shown on a balance sheet which is material to the Company, except for (i) liabilities shown on the Interim Balance Sheet, (ii) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business and (iii) contractual liabilities incurred in the ordinary course of business.

          3.11 Taxes.
               -----

          (a)  For purposes of this Agreement:

          "Tax" means (i) any tax, including without limitation, any tax imposed
           ---
under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, customs, duty or other tax, together with any interest, penalty, addition to tax or other additional amount, imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax, (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of a party to this Agreement being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the date hereof and (iii) any liability of any person with respect to the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation of such person to indemnify any other person.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

          (b) The Company, and any affiliated group, within the meaning of
Section 1504 of the Code, of which the Company is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by the
Code or by applicable state, local or foreign Tax laws.   All Taxes shown to be
due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof. No Tax Liens have been filed and no claims are being asserted in writing with respect to any Taxes.

          (c) Neither the Company nor any of its affiliates has made with respect to the Company, or any assets of the Business, any consent under Section 341 of the Code. None of the Company Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the Company assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

          (d) The Company is not a "foreign person" within the meaning of
Section 1445 of the Code.

          3.12  Proprietary Rights.
                ------------------

          (a) The Company owns or has the valid right to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, service mark applications, logos, trade names, domain names, corporate names, copyrights, inventions, drawings, designs, customer lists, computer software (in both source code and object code form, excluding commercially available software), and proprietary know-how or information that are currently used in the business or operations of the Company and that are material to the business or operations of the Company (collectively, the "Proprietary Rights").

          (b) The Company has not received written notice of, or been named in, any pending suit, action or legal proceedings with respect to any Proprietary Rights which involve a claim of infringement of any intellectual property rights of any third party. To the Company's knowledge, the operation of the Company's business as now conducted does not infringe any valid intellectual property rights of any third party.

          (c) To the knowledge of the Company, the Proprietary Rights are not being infringed by others.

          (d) Exhibit B identifies each item of Proprietary Rights (other than
              ---------
items which are generally commercially available) that is owned by a party other than the Company and the license or other agreement pursuant to which the Company uses such item of Proprietary Rights.

          (e) Exhibit B identifies each license or other agreement pursuant to
              ---------
which the Company has granted (i) exclusive rights to any third party with respect to any item of Proprietary Rights or (ii) other than pursuant to customer contracts in the ordinary course of business, any material rights to any item of Proprietary Rights.

          (f) The Company is in the process of conducting a hardware and software inventory for the purpose of identifying hardware and software systems, running within the Company, which are not free of malfunctions or other usage problems resulting from or in connection with the "Year 2000 Problem" (i.e., the year 2000 (and later years) as distinct from the years 1900 through 1999 (and earlier years)). The Company's Year 2000 compliance review is continuing. Based upon such review to date, to the Company's knowledge, the Switchboard Site (as defined in the Advertising and Promotion Agreement) is free of defects which would interrupt or interfere with the intended purpose thereof, including without limitation, (A) any malfunctions or other usage problems resulting from or in connection with the "Year 2000 Problem," and (B) "bugs" or "viruses." For the purposes of this paragraph, defects will be deemed to "interrupt or interfere with the intended purpose" of the Switchboard Site if they result in the failure to respond to user queries in a manner consistent with the normal operation of the Switchboard Site.

          3.13 Tangible Personal Property. The Company has good and valid title to or, in the case of leased properties or properties held under license, good and valid leasehold or license interests in, all of the material tangible personal property of the Company, including all such property reflected on the Interim Balance Sheet (other than property sold, consumed or otherwise disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Security Interests, except for (i) liens for taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and, (ii) Security Interests not included in clause (i) above and relating to capitalized lease financing or indebtedness for borrowed money in an aggregate amount of less than $150,000. Such items of tangible personal property, taken as a whole (w) have been maintained in accordance with normal industry practice, (x) are in good operating condition and repair (normal wear and tear excepted), (y) are suitable for the purposes for which they are presently used and (z) are sufficient for the continued conduct of the business of the Company in substantially the same manner as the business of the Company is conducted as of the date of this Agreement, except where such failures to maintain, failures to be in good operating condition and repair, failures to be suitable and failures to be sufficient would not have a Company Material Adverse Effect.

          3.14 Real Property Owned and Leased.
               ------------------------------

          (a) The Company does not own any real property.

          (b) Exhibit B lists all material real property leased or subleased by or to the Company. Each such lease or sublease is a legal, valid and binding contract and is in full force and effect. Neither the Company nor, to the knowledge of the Company, any other party to such lease or sublease is in breach or violation of, or default under, any such lease or sublease.

          (c) The real properties leased or subleased by the Company are sufficient for the continued conduct of the business of the Company in substantially the same manner as currently conducted.

          3.15   Contracts.
                 ---------

          (a)    Exhibit B lists each of the following contracts to which the
                 ---------
Company is a party or is bound (the "Company Contracts"):

                 (i) an employment agreement with any employee whose annual base salary exceeds $150,000 or collective bargaining agreement;

                 (ii)  a covenant not to compete;

                 (iii) a contract with (A) any shareholder of the Company, (B)
                       any current or former executive officer or director of the Company or (c) current employee of the Company whose annual base salary exceeds $150,000;

                 (iv) a contract under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or (B) any other note, bond, debenture or other evidence of indebtedness issued by the Company to any person;

                (v) a contract (including any so-called take-or-pay or keepwell agreement) under which (A) any person has directly or indirectly guaranteed indebtedness of the Company or (B) the Company has directly or indirectly guaranteed indebtedness of any other person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                (vi) a contract for the acquisition by the Company of any operating business or the capital stock of any other person;

               (vii) any contract for the disposition of a material portion of the Company's assets (other than in the ordinary course of business);

               (viii) a contract for any joint venture, partnership, limited liability company or similar arrangement;

               (ix) a contract not made in the ordinary course of business, under which the consequence of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

               (x) a contract involving payments to be made by the Company after the date of this Agreement in excess of $200,000 which is not terminable by the Company by notice of not more than 60 days; and

               (xi) a contract providing for indemnification of any person with respect to liabilities relating to any business sold by the Company or any sale by the Company of a substantial amount of assets outside the ordinary course of business;

provided, however, that no contract referred to above need be disclosed unless
-----------------
the Company currently has, or may in the future have, any rights or obligations thereunder.

          (b) Each Company Contract is a valid, binding and enforceable obligation of the Company and, to the Company's knowledge, of each other party thereto, except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The Company has performed all material obligations required to be performed by it to date under the Company Contracts and the Company is not (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder and, to the knowledge of the Company, no other party to any of the Company Contracts is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder. As of the date of this Agreement, the Company has not received notice of the intention of any party to terminate any Company Contract. Complete and correct copies of the Company Contracts, together with all modifications and amendments thereto, have been delivered to or made available for inspection by Purchaser.

          3.16 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business as currently conducted and has all material permits and licenses ("Permits") required thereby. The Company has not received any written notice from a Governmental Entity that (1) alleges that the Company is not in compliance in any material respect with any applicable laws or (2) any investigation or review by any Governmental Entity with respect to any of the Company's assets or business is pending or that any such investigation or review is contemplated. The Permits are validly held by the Company and the Company has complied in all material respects with all terms and conditions thereof. The Company has not received notice of any proceedings relating to the revocation or modification of any Permit. None of the Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement.

          3.17 Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the business, assets or financial condition of the Company, other than changes occurring in the ordinary course of business.

          3.18 Insurance. The Company currently maintains the policies of insurance with respect to its business which are set forth on Exhibit B. All
                                                              ---------
such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

          3.19  Benefit Plans.
                -------------

          (a) Exhibit B lists each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company for the benefit of any officers or employees of the business or "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by the Company or any of its affiliates for the benefit of any officers or employees of the business.

          (b) Each "employee pension benefit plan" has been operated in accordance with applicable law (including ERISA and the Code), the plan documents and collective bargaining agreements, if any, except as would not have a Company Material Adverse Effect. There are no material undisclosed liabilities in respect of any "employee pension benefit plans."

          (c) No employee or former employee of the business will become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated by this Agreement.

          3.20 Labor Matters. The Company is not the subject of any suit, action or proceeding which is pending or, to the knowledge of the Company, threatened with respect to the business or operations of the Company, asserting that the Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company to bargain with any labor organization as to terms and conditions of employment. No strike, lockout or other work stoppage or material labor dispute involving the Company is pending or, to the knowledge of the Company, threatened, and there is no current petition, proceeding or other similar activity involving any employees of the Company seeking to certify a collective bargaining unit or engaging in any other organizational activity. The Company is not a party to, or bound by, any collective bargaining agreement or other contract with labor union or labor organization relating to employees of the Company. The Company has complied in all material respects with all laws relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, and no Person has asserted that the Company is liable in any material amount for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

          3.21 Books and Records. The books of account, stock record books and minute books and other corporate records of the Company, copies of which have been made available to the Purchaser, are in all material respects complete and correct and have been maintained in accordance with good business practices and the matters contained therein are accurately reflected, to the extent appropriate, on the Financial Statements.

          3.22 Disclosure. No representation or warranty of the Company contained in this Agreement, in any Ancillary Agreement or in the certificate to be delivered at the Closing pursuant to Section 7.2(a) of this Agreement contains any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     3A.  Representations of Banyan.  Except as disclosed by Banyan in
Exhibit B-2 hereto, Banyan hereby represents and warrants to the Purchaser that
-----------
the statements contained in this Section 3A are true, complete and correct as of the date of this Agreement. Exhibit B-2 shall be organized into sections
                            -----------
corresponding with the sections of this Section 3A and the disclosure in any section of Exhibit B-2 shall be deemed to qualify (i) the corresponding section
           -----------
of this Section 3A and (ii) other sections of this Section 3A to the extent it is clearly apparent (notwithstanding the absence of a specific cross reference) from a reading of such disclosure that such disclosure is applicable to such other sections.

          3A.1 Organization and Standing. Banyan is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and the Ancillary Agreements to which it is a party (the "Banyan Other Agreements") and to carry out the transactions contemplated by this Agreement and the Banyan Other Agreements.

          3A.2 Authority for Agreement; No Conflict. The execution, delivery and performance by Banyan of this Agreement and the Banyan Other Agreements, and the consummation by Banyan of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Banyan Other Agreements, when executed at the Closing, will be duly executed and delivered by Banyan and will constitute valid and binding obligations of Banyan enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Banyan Other Agreements and compliance with their respective provisions by Banyan will not (a) conflict with or violate any provision of the Articles of Organization or By-laws of Banyan,
(b) other than as may be required by the HSR Act, require on the part of Banyan any filing with, or any permit, authorization, consent or approval of any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Banyan is a party or by which Banyan is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of Banyan or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Banyan or any of its properties or assets, other than any of the foregoing events listed in clause (c), (d) or (e) of this Section 3A.2 that would not have a material adverse effect on the ability of Banyan to perform its obligations under this Agreement and the Banyan Other Agreements (a "Banyan Material Adverse Effect").

          3A.3 Governmental Consents. Except as may be required by the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of Banyan in connection with the execution and delivery by Banyan of this Agreement or the Banyan Other Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing, and except any filings that, if not made as required, would not have a Banyan Material Adverse Effect.

          3A.4 Litigation. There is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against Banyan, or, to Banyan's knowledge, threatened against, Banyan which questions the validity of this Agreement or the Banyan Other Agreements or the right of Banyan to enter into this Agreement or the Banyan Other Agreements or which would have a Banyan Material Adverse Effect.

     4. Representations of the Purchaser. Except as disclosed by the Purchaser in Exhibit B-3 hereto, the Purchaser hereby represents and warrants to
             -----------
the Company and Banyan that the statements contained in this Section 4 are true, complete and correct as of the date of this Agreement. Exhibit B-3 shall be
                                                        -----------
organized into sections corresponding with the sections of this Section 4 and the disclosure in any section of Exhibit B-3 shall be deemed to qualify (i) the
                                 -----------
corresponding section of this Section 4 and (ii) other sections of this Section 4 to the extent it is clearly apparent (notwithstanding the absence of a specific cross reference) from a reading of such disclosure that such disclosure is applicable to such other sections.

          4.1 Investment. The Purchaser is acquiring the Shares, the Warrant and the Voting Share, and, upon exercise of the Warrant, will be acquiring the Warrant Shares, and, upon conversion of the Voting Share, will be acquiring the Conversion Share, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Ancillary Agreements hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          4.2 Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares, the Warrant and the Voting Share and, upon exercise of the Warrant, the Warrant Shares, and, upon conversion of the Voting Share, the Conversion Share. Purchaser has been furnished with and has had access to such information as the Purchaser considered necessary to make a determination as to the purchase of the Shares, the Warrant and the Voting Share, and, upon exercise of the Warrant, the Warrant Shares, and, upon conversion of the Voting Share, the Conversion Share.

          4.3 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and the Ancillary Agreements and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements.

          4.4 Authority for Agreement; No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements, when executed at the Closing, will be duly executed and delivered by the Purchaser and will constitute valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Purchaser will not (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Purchaser, (b) other than as may be required by the HSR Act, require on the part of the Purchaser any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Purchaser or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets, other than any of the foregoing events listed in clause (c), (d) or (e) of this Section 4.4 that would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Ancillary Agreements (a "Purchaser Material Adverse Effect").

          4.5 Governmental Consents. Except as may be required by the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement or the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing, and except any filings that, if not made as required, would not have a Purchaser Material Adverse Effect.

          4.6 Litigation. There is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against the Purchaser or, to the Purchaser's knowledge, threatened against the Purchaser which questions the validity of this Agreement or the Ancillary Agreements or the right of the Purchaser to enter into this Agreement or the Ancillary Agreements, or which would have a Purchaser Material Adverse Effect.

      5.  Affirmative Covenants of the Company.
          ------------------------------------

          5.1    Financial Statements.  The Company shall deliver to the
                 --------------------
Purchaser:

          (a) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company; and

          (b) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter.

          5.2 Directors. The Company shall reimburse each director of the Company who is not an employee of the Company and who was elected as a director of the Company at the designation of the Purchaser pursuant to the Stockholders' Voting Agreement attached as Exhibit D ("Stockholders' Voting Agreement") or
                             ---------   ------------------------------
pursuant to the voting rights granted to the Voting Share, for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

          5.3 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon exercise of the Warrant and upon conversion of the Voting Share.

          5.4 Termination of Covenants. The covenants of the Company contained in Section 5.1 shall terminate, and be of no further force or effect, upon the closing of the Company's initial underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

          5.5 Pre-Closing Covenants. Except as expressly contemplated by this Agreement, during the period between the date of this Agreement and ending on the Closing Date or the earlier termination of this Agreement, without the prior written consent of the Purchaser, which consent will not be unreasonably withheld, the Company shall not (and Banyan shall cause the Company not to):

               (i) amend the certificate of incorporation or by-laws of the Company;

               (ii) incur or assume any liabilities, obligations, or indebtedness for borrowed money other than in the ordinary course of business or from Banyan pursuant to borrowings which will be capitalized prior to the Closing in accordance with Section 7.2(f).

               (iii) acquire by merging or consolidating with, or by purchasing a material portion of the assets of, or by any other manner, any business or any corporation, partnership, joint stock company, limited liability company, association or other business organization or division thereof;

               (iv) sell, lease or mortgage, pledge or otherwise dispose of, or grant preferential rights to, any of its assets (other than Proprietary Rights) in any single transaction for payment in excess of $200,000 or in the aggregate, for payment in excess of $300,000, which are material, individually or in the aggregate, to the business taken as a whole;

               (v) sell, assign, license or transfer any Proprietary Rights, other than in the ordinary course of business in connection with the sale, license, or other distribution of products or services of the business;

               (vi)   enter into any equity joint venture or partnership;

               (viii) permit any material Proprietary Rights to lapse;

               (vi) sell or agree to sell any shares of capital stock in the Company in excess of 200,000 shares other than pursuant to obligations existing on the date of this Agreement or the grant or exercise of stock options under plans described in Exhibit B;
                         ---------

               (ix) declare or pay any dividends or make any distributions on the Company's capital stock; or

               (x) agree, whether in writing or otherwise, to do any of the foregoing.

     6.   Transfer of Shares.
          ------------------

          6.1    Restricted Shares.  "Restricted Shares" means (i) the Shares,
(ii) the Warrant Shares, (iii) the Voting Share, (iv) the Conversion Share, and
(v) any other shares of capital stock of the Company issued in respect of the shares of Common Stock referred to in (i), (ii), (iii) and (iv) (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

          6.2    Limitations on and Requirements for Transfer.
                 --------------------------------------------

          (a) None of the Shares, or the Warrant or, upon exercise of the Warrant, the Warrant Shares, upon conversion of the Voting Share, the Conversion Share (or any other shares of capital stock of the Company issued in respect of the Shares, or the Warrant or, upon exercise of the Warrant, the Warrant Shares, or, upon conversion of the Voting Share, the Conversion Share) nor any interest in such securities may be sold, assigned, pledged, or otherwise transferred until the earlier of (i) the second anniversary of the Closing Date and (ii) the closing of the Company's initial underwritten public offering of Common Stock registered under the Securities Act pursuant to an effective registration statement. Neither the Voting Share, nor any interest therein may be sold, assigned, pledged or otherwise transferred, at any time. Notwithstanding the foregoing, the Purchaser may transfer all (but not less than all) of the Shares, the Warrant or, upon exercise of the Warrant, the Warrant Shares, and the Voting Share, and upon conversion of the Voting Share, the Conversion Share, to any entity controlling, controlled by or under common control of the Purchaser if
(1) written notice of such action is provided to the Company and Banyan, (2) the transferee agrees in writing as part of such notice to be bound by this Agreement and (3) CBS Corporation remains primarily responsible for the performance of all of the obligations of the Purchaser hereunder. The Shares, the Warrant and, upon exercise of the Warrant, the Warrant Shares (or any other shares of capital stock of the Company issued in respect of the Shares, the Warrant or, upon exercise of the Warrant, the Warrant Shares) are also subject to the restrictions on transfer and other provisions of the Ancillary Agreements.

          (b) In addition, Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          6.3 Legend. Each certificate representing Restricted Shares shall bear legends substantially in the following form:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

             "The shares represented by this certificate are subject to the restrictions on transfer set forth in the Common Stock and Warrant Purchase Agreement between the Company and the holder hereof, a copy of which is available for inspection of the office of the Secretary of the Company."

     7.   Conditions to Closing.
          ---------------------

          7.1 Conditions to Each Party's Obligation. The obligation of Purchaser to purchase the Shares, the Warrant and the Voting Share and the obligation of Company to sell and issue the Shares, the Warrant and the Voting Share shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a) HSR Act Waiting Period. Any waiting period (and any extension thereof) under the HSR Act applicable to any of the transactions contemplated hereby shall have expired or been earlier terminated.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing or materially restricting or altering the consummation of the transactions contemplated by this Agreement shall be in effect; provided,
                                                                --------
however, that the provisions of this Section 7.1(b) shall not be available to
-------
any party that has directly or indirectly solicited or encouraged any such order, injunction or other restraint or prohibition.

          (c) Government Action. There shall not be any pending action by or before any governmental authority challenging or seeking to restrain or prohibit or materially alter the consummation of the transactions contemplated by this Agreement in any material respect or seeking to obtain any damages from Purchaser, the Company or Banyan in connection with the transactions contemplated by this Agreement; provided, however, that the provisions of this
                                -----------------
Section 7.1(c) shall not be available to any party that has directly or indirectly solicited or encouraged any such action.

          7.2 Additional Conditions to Purchaser's Obligations.niN The obligations of Purchaser to purchase the Shares, the Warrant and the Voting Share at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Purchaser in its sole discretion:

          (a) Representations and Warranties Correct; Performance of
              ------------------------------------------------------
Obligations.
-----------

              (i) The representations and warranties of the Company set forth in
                  Section 3 shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date (other than those made as of a particular date, which shall be true and correct in all respects as of such date), except in each case for such failures of representations and warranties to be true and correct (i) as the result of changes expressly contemplated by this Agreement, and (ii) that would not have a Company Material Adverse Effect (it being agreed that the clause (ii) shall be inapplicable to any portion of a representation and warranty which already contains a Company Material Adverse Effect or other materiality qualification or, if an entire representation and warranty is so qualified, to all of such representation and warranty), and the Purchaser shall have received a certificate signed by an authorized officer of the Company attesting to the foregoing. The Company shall have performed or complied in all material respects with all obligations and conditions herein required to be performed or observed by it.

        (ii) The representations and warranties of Banyan set forth in Section 3A shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date (other than those made as of a particular date, which shall be true and correct in all respects as of such date), except in each case for such failures of representations and warranties to be true and correct (i) as the result of changes expressly contemplated by this Agreement, and (ii) that would not have a Banyan Material Adverse Effect (it being agreed that the clause (ii) shall be inapplicable to any portion of a representation and warranty which already contains a Banyan Material Adverse Effect or other materiality qualification or, if an entire representation and warranty is so qualified, to all of such representation and warranty), and the Purchaser shall have received a certificate signed by an authorized officer of Banyan attesting to the foregoing.

          (b) Consents and Waivers. The Company and Banyan shall have obtained in a timely fashion any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement, other than any which if not obtained or effected would not have a Company Material Adverse Effect or a Banyan Material Adverse Effect.

          (c)  Ancillary Agreements
               --------------------

               (i) The Registration Rights Agreement shall have been executed and delivered by each of the parties thereto other than the Purchaser.

               (ii) The Right of First Refusal Agreement attached hereto as Exhibit E shall have been executed and delivered by each of
                     ---------
                     the parties thereto other than the Purchaser.

               (iii) The Participation Agreement attached hereto as Exhibit F
                                                                    ---------
                     shall have been executed and delivered by each of the parties thereto other than the Purchaser.

               (iv) The Stockholders' Voting Agreement shall have been executed and delivered by each of the parties thereto other than the Purchaser.

               (v) The Advertising and Promotion Agreement attached hereto as Exhibit G shall have been executed and delivered by each of
                     ---------
                     the parties thereto other than the Purchaser.

               (vi)  The License Agreement attached hereto as Exhibit H shall
                                                              ---------
                     have been executed and delivered by each of the parties thereto other than the Purchaser.

          (d) Certificates and Documents. The Company shall have delivered to the Purchaser:

               (i) the Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date, certified as of a recent date by the Secretary of State of the State of Delaware;

               (ii) certificates, as of a recent date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and the Secretary of the State of the Commonwealth of Massachusetts;

               (iii) by-laws of the Company, certified by its Secretary or
                     Assistant Secretary as of the Closing Date; and

               (iv) copies of the resolutions of the Company's Board of Directors authorizing the transactions contemplated by this Agreement, certified by its Secretary or Assistant Secretary as of the Closing Date.

          (e) Opinion of Counsel. Purchaser shall have received an opinion from the Company's counsel in form and substance of Exhibit I.
                                               ---------

          (f) Conversion of Indebtedness. Prior to the Closing, Banyan shall have exercised its right to convert all outstanding indebtedness under Convertible Secured Notes, pursuant to a loan arrangement with the Company, into shares of Series C and Series D Convertible Preferred Stock, Banyan shall have terminated its Security Agreements relating to such loan arrangement and the Purchaser shall have received a certificate signed by an authorized officer of the Company attesting to the foregoing.

          (g) Banyan Warrant Purchase Agreement. The closing of the transactions contemplated by the Warrant Purchase Agreement dated as of the date hereof between Banyan and the Purchaser shall occur simultaneously with the Closing.

          (h) Certificate of Designations Filed. At or prior to the Closing, the Company shall have filed the Certificate of Designations with the Secretary of State of the state of Delaware.

          7.3 Additional Conditions to the Company's Obligations.nN The obligations of the Company to sell and issue the Shares, the Warrant and the Voting Share at the Closing are subject to the fulfillment to its satisfaction on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company in its sole discretion:

          (a) Representations and Warranties Correct. The representations and warranties of Purchaser set forth in Section 4 shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date (other than those made as of a particular date, which shall be true and correct in all respects as of such date), except in each case for such failures of representations and warranties to be true and correct (i) as the result of changes expressly contemplated by this Agreement, and (ii) that would not have a Purchaser Material Adverse Effect (it being agreed that the clause (ii) shall be inapplicable to any portion of a representation and warranty which already contains a Purchaser Material Adverse Effect or other materiality qualification or, if an entire representation and warranty is so qualified, to all of such representation and warranty), and the Company shall have received a certificate signed by an authorized officer of the Purchaser attesting to the foregoing.
The Purchaser shall have performed or complied in all material respects with all obligations and conditions herein required to be performed or observed by it.

          (b)  Ancillary Agreements.
               --------------------

               (i) The Registration Rights Agreement shall have been executed and delivered by the Purchaser.

               (ii) The Right of First Refusal Agreement shall have been executed and delivered by the Purchaser.

               (iii) The Participation Agreement shall have been executed and delivered by the Purchaser.

               (iv) The Stockholders' Voting Agreement shall have been executed and delivered by the Purchaser.

               (v) The Advertising and Promotion Agreement shall have been executed and delivered by the Purchaser.

               (vi) The License Agreement shall have been executed and delivered by the Purchaser.

          (c) Opinion of Counsel. Company shall have received an opinion from Purchaser's counsel substantially in form and substance of Exhibit J.
                                                           ---------

          (d) Termination of Certain Agreement. Prior to the Closing, the Purchaser shall have exercised its right to terminate the agreement referred to as Item 1 of the Purchaser's Disclosure Schedule and the Company shall have received a certificate signed by an authorized officers of the Purchaser attesting to the foregoing.

     8.   Indemnification.
          ---------------

          8.1 Indemnification by Company and Banyan. The Company and, subject to the limitation set forth in Section 8.4(b), Banyan, jointly and severally, shall indemnify Purchaser and its affiliates and their respective officers, directors, employees, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), actually incurred by them, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

          (a) with respect to (x) the Company, any breach of any representation or warranty of the Company contained in this Agreement, in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the License Agreement) or in the closing certificate delivered at the Closing pursuant to
Section 7.2(a) and (y) Banyan, any breach of any representation or warranty of the Company or Banyan contained in this Agreement, in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the License Agreement) or in the closing certificate delivered at the Closing pursuant to Section 7.2(a);

          (b) any breach of any covenant of the Company contained in this Agreement or in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the License Agreement); and

          (c) the matters identified on Schedule 8.1(c).

          8.2 Indemnification by Purchaser. Purchaser shall indemnify the Company and Banyan and each of their respective officers, directors, employees, agents and representatives against, and hold them harmless from, any Losses, actually incurred by them, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

          (a) any breach of any representation or warranty of Purchaser contained in this Agreement, in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the License Agreement) or in the closing certificate delivered at the Closing pursuant to Section 7.3(a); and

          (b) any breach of any covenant of Purchaser contained in this Agreement or in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the License Agreement).

          8.3 Calculation of Losses. The amount of any Loss for which indemnification is provided under this Section 8 shall be calculated net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such tax cost or tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

          8.4  Termination of Indemnification.
               ------------------------------

          (a) The obligations to indemnify and hold harmless any party, pursuant to Sections 8.1(a) or 8.2(a), shall terminate upon the second anniversary of the Closing Date; provided, however, that such obligations to indemnify and hold
              -----------------
harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before such anniversary date, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 8.5 to the party to be providing the indemnification.

          (b) Notwithstanding anything to the contrary in this Agreement, Banyan's indemnification obligations hereunder with respect to the covenants of the Company and Banyan and the representation and warranty in Section 3.12(f) shall terminate upon the earlier to occur of:

               (x) the first business day after the second anniversary of the
                   Closing Date when Banyan beneficially owns or controls, directly or indirectly, shares of capital stock of the Company representing less than a majority of the total voting power; and

               (y) the first business day after any person or entity
                   beneficially owns or controls, directly or indirectly, shares of the capital stock of the Company representing more voting power (based on then-outstanding shares) than those beneficially owned or controlled, directly or indirectly, by Banyan.

; provided, however, that Banyan's indemnification obligations shall not
  -----------------
terminate pursuant to this provision with respect to an item as to which the Purchaser has, before the occurrence of either of the events set forth above, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis for such claim) pursuant to Section 8.5 to Banyan. For purposes of performing the calculation of beneficial ownership and control referred to in the preceding sentence, neither Banyan nor the Purchaser shall be deemed to beneficially own or control shares solely as a result of the existence of the Stockholders' Voting Agreement.

          8.5  Procedures.
               ----------

          (a) In order for a party (the "indemnified party"), to be entitled to
                                         -----------------
any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party
 -----------------
in writing of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim; provided, however,
                                                              -----------------
that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim and not also addressed to the indemnifying party.

          (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably
                    -----------------
objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and that would not otherwise adversely affect the indemnified party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, would reasonably be expected to have a material adverse effect on the assets, business, financial condition of results of operations of the indemnified party and cannot be separated from any related claim for money damages; provided,
                                                                  --------
however, that the indemnifying party will not be bound by any determination in
-------
such Third Party Claim so defended by the indemnified party, or any compromise or settlement effected without its consent. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

          (c) Other Claims. In the event any indemnified party has a claim against any indemnifying party under Section 8.1 or 8.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under
Section 8.1 or 8.2, except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. If the indemnifying party does not notify the indemnified party within 30 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 8.1 or 8.2, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 8.1 or 8.2 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, any party may commence litigation in an appropriate court of competent jurisdiction.

          (d) Payment of Amounts Due. Notwithstanding any other provision in this Agreement to the contrary, all or part of any claim by an indemnified party to recover Losses under Section 8.1 may be settled by the issuance or transfer by an indemnified party of securities of the Company having a fair market value (as agreed to in good faith by the parties involved) equal to the portion of such claim to be so satisfied.

          8.6 Survival of Representations. The representations and warranties contained in this Agreement, in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the License Agreement, which shall survive in accordance with their terms) and in the closing certificates delivered at the closing pursuant to Sections 7.2(a) and 7.3(a) shall survive the Closing and shall terminate at the close of business two years following the Closing Date.

          8.7  Limitations.
               -----------

          (a) Except with respect to claims based on actual fraud, from and after the Closing, the rights of the indemnified parties under this Section 8 shall be the sole and exclusive remedies of the indemnified parties and their respective affiliates with respect to claims resulting from or relating to any actual or alleged breach of representation or warranty or failure to perform any covenant contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing, in no event shall the Company, Banyan or the Purchaser, their successors or permitted assigns, be entitled to claim or seek rescission of the transactions consummated under this Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, but subject to the provisos set forth below in this Section 8.7(b), the aggregate liability of the Company and Banyan for the sum of all Losses under this Section 8 and under the Advertising and Promotion Agreement shall be limited to the amount specified in the following table:

              Prior to the first anniversary of the
              Closing Date                               $25m

              On or after the first anniversary of the
              Closing Date and prior to the second
              anniversary of the Closing Date            $34.5m

              On or after the second anniversary of
              the Closing Date and prior to the third
              anniversary of the Closing Date            $44.0m

              On or after the third anniversary of the
              Closing Date and prior to the fourth
              anniversary of the Closing Date            $58m

              On or after the fourth anniversary of
              the Closing Date and prior to the fifth
              anniversary of the Closing Date            $72m

              On or after the fifth anniversary of the
              Closing Date and prior to the sixth
              anniversary of the Closing Date            $86m

              On or after the sixth anniversary of the
              Closing Date                               $100m

; provided, however, that if parties entitled to indemnification under Section
8.1 suffer Losses as a result of a breach of any representation or warranty of the Company or Banyan contained in this Agreement or in the closing certificate delivered at the Closing pursuant to Section 7.2(a) in an amount which exceeds the applicable limitation on liability set forth in the preceding table, then such indemnified parties shall be entitled to recover such excess Losses in future years (in each case up to the applicable limitation on liability set forth in the preceding table for each such future year); provided, further, however, that the aggregate liability of the Company and Banyan for the sum of all Losses under this Section 8 and under the Advertising and Promotion Agreement in a circumstance where the immediately foregoing proviso clause applies shall in no circumstance exceed the sum of $5 million plus the aggregate amount of Non-Cash Purchase Price actually received by the Company.

          (c) In no event shall any indemnifying party be responsible and liable for any Losses or other amounts under this Section 8 that are consequential, incidental, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Losses.

          (d) For the avoidance of doubt, the parties acknowledge that in no circumstance shall the Company be liable with respect to claims resulting from or relating to any actual or alleged breach of representation or warranty contained in Section 3A of this Agreement.

          8.8 Indemnification of Banyan by the Company. The Company shall indemnify Banyan and its affiliates (other than the Company) and their respective officers, directors, employees, agents and representatives against, and hold them harmless from, any Losses, actually incurred by them, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to any indemnification obligation of Banyan to the Purchaser under this Agreement or any Ancillary Agreement (other than (1) with respect to the representations and warranties of Banyan contained in Section 3A of this Agreement or (2) a breach by Banyan of its covenant in Section 5.5).

     9.   Termination.
          -----------

          9.1 Termination of Agreement. The parties may terminate this Agreement prior to the Closing as provided below:

          (a) the parties may terminate this Agreement by mutual written consent;

          (b) the Purchaser may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before the 60th day after the date of this Agreement by reason of the failure of any condition precedent under Sections 7.1 or 7.2 hereof (unless the failure results primarily from a breach by the Purchaser of any representation, warranty or covenant contained in this Agreement); and

          (c) the Company or Banyan may terminate this Agreement by giving written notice to the Purchaser if the Closing shall not have occurred on or before the 60th day after the date of this Agreement by reason of the failure of any condition precedent under Sections 7.1 or 7.3 hereof (unless the failure results primarily from a breach by one or both of the Company and Banyan of any representation, warranty or covenant contained in this Agreement).

          9.2 Effect of Termination.
              ---------------------

         (a) If any party terminates this Agreement pursuant to Section 9.1, all obligations of the parties hereunder shall terminate without any liability of any party to the other parties.

         (b) Notwithstanding any other provision contained in this Agreement to the contrary, the Nondisclosure Agreement, dated May 17, 1999 among the parties (the "Nondisclosure Agreement"), shall survive the termination of this Agreement
      -----------------------
for any reason and continue to be in full force and effect until it expires by its terms.

    10.   Miscellaneous.
          -------------

          10.1 HSR Act Filings. Each of the parties shall promptly file (or cause to be filed) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use commercially reasonable efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however,
                                                             -----------------
that no party shall be required to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a material adverse effect on such party's business, assets or financial condition.

          10.2 Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which the Purchaser obtained pursuant to the Nondisclosure Agreement, may obtain from the Company pursuant to financial statements and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to any rights granted hereunder or under the Ancillary Agreements ("Confidential Information"), unless such Confidential Information
(I) is already known or becomes known to the Purchaser by means of a source other than Banyan or the Company, which source, to the knowledge of the Purchaser, is not subject to a confidentiality obligation; or (II) is or becomes publicly known through no wrongful act of the Purchaser, including, without limitation, a breach of this Section 10.2; or (III) is rightfully received from a third party without restriction and without breach of this Agreement; or (IV) is independently developed by the Purchaser; or (V) is approved for release by prior written authorization of Banyan or the Company, as appropriate; or (VI) is disclosed pursuant to a court order or the order of a Government Entity, provided that prior written notice of such disclosure is delivered to Banyan or the Company, as appropriate, and reasonable measures are taken to avoid and/or minimize the extent of such disclosure; provided, however, that the Purchaser
                                        -----------------
may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, or (ii) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

          10.3 Expenses. Each party shall pay its own fees and expenses in connection with the preparation and evaluation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby and thereby.

          10.4 Brokers. The Company and Banyan, on the one hand, and the Purchaser, on the other hand, will indemnify and save each other harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any agreement, statement or representation alleged to have been made by such indemnifying party.

          10.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          10.6 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

          10.8 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at 115 Flanders Road, Westboro, MA 01581, Attention:
Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Company to the other parties, with a copy to the Company at the foregoing address, Attention: General Counsel, and with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109 Attention: Mark G. Borden, Esq.;

     If to Banyan, at 120 Flanders Road, Westboro, MA 01581, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by Banyan to the other parties, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109 Attention: Mark G. Borden, Esq.;

     If to the Purchaser, at CBS Corporation, 51 West 52nd Street, New York, NY 10019, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Purchaser to the other parties, with a copy to CBS Corporation, 51 West 52nd Street, New York, NY 10019,
Attention: General Counsel.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

          10.9 Complete Agreement. This Agreement (including its Exhibits), the Banyan Warrant Purchase Agreement and the Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          10.10 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the parties to this Agreement. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          10.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          10.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an
original, and all of which shall constitute one and the same document.   This
Agreement may be executed by facsimile signatures.

          10.13 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

          10.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto.


                         [signatures on following page]

                   Executed as of the date first written above.

                                 SWITCHBOARD INCORPORATED

                                 By: /s/ Dean Polnerow
                                     -----------------------
                                     Name:  Dean Polnerow
                                     Title: President


                                 BANYAN SYSTEMS INCORPORATED

                                 By: /s/ Richard M. Spaulding
                                     -----------------------------
                                     Name:  Richard M. Spaulding
                                     Title: Vice President and Chief Financial
                                            Officer


                                 CBS CORPORATION

                                 By: /s/ Frederic G. Reynolds
                                     -----------------------------
                                     Name:  Frederic G. Reynolds
                                     Title: Executive VP and Chief Financial
                                            Officer



        (signature page to common stock and warrant purchase agreement)

                                AMENDMENT NO. 1

                                      TO

                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT
                  -------------------------------------------

     This Amendment No. 1 (the "Amendment") to the Common Stock and Warrant Purchase Agreement dated as of June 1, 1999 (the "Agreement"), by and among Switchboard Incorporated, a Delaware corporation (the "Company"), Banyan Systems Incorporated, a Massachusetts corporation ("Banyan") and CBS Corporation, a Pennsylvania corporation (the "Purchaser"), is entered into as of the 30th day of June, 1999. Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Agreement.

     WHEREAS, the number of shares being issued to CBS pursuant to the Agreement and the number of shares subject to the Warrant being issued to CBS pursuant to the Agreement were determined by reference to the Company's fully-diluted capitalization, based in part on certain assumptions regarding the number of shares of Series C Preferred Stock and/or Series D Preferred Stock that would be outstanding on the Closing Date;

     WHEREAS, the actual number of shares of Series C Preferred Stock and/or Series D Preferred Stock that are outstanding on the Closing Date is higher than was previously assumed;

     WHEREAS, the Parties desire to amend the Agreement to adjust the number of shares being issued to CBS pursuant to the Agreement and the number of shares subject to the Warrant being issued to CBS pursuant to the Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

     1.   Sale of Securities; Authorization.
          ---------------------------------

          (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company will sell and issue to the Purchaser, and the Purchaser will purchase from the Company, (i) 7,463,216 shares (the "Shares") of Common Stock (as defined in Section 3.2), (ii) a warrant to purchase 1,066,174 shares of Common Stock, in the form attached hereto as Exhibit A-1 (the "Warrant"), and (iii) one share of Series E Special Voting
-----------
Preferred Stock, $.01 par value per share, of the

Company (the "Voting Share"), for the aggregate purchase price of (x) $5,000,000 (the "Cash Purchase Price"), which shall be paid in cash at the Closing, and (y) $95,000,000 (the "Non-Cash Purchase Price"), which shall be paid through the provision by the Purchaser to the Company of advertising services in accordance with the Advertising and Promotion Agreement (as defined herein). The Cash Purchase Price and the Non-Cash Purchase Price are sometimes referred to herein together as, the "Purchase Price." Subject to the provisions of the License Agreement (as defined herein) and the Advertising and Promotion Agreement, the obligation of the Purchaser to pay the Non-Cash Purchase Price is a binding obligation of the Purchaser. The Purchase Price shall be allocated among the Shares, the Warrant and the Voting Share as set forth on Schedule 1.2 hereto.
                                                         ------------

     2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

     3. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. If there are any conflicts between the terms of the Agreement and this Amendment, then this Amendment shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


                              SWITCHBOARD INCORPORATED

                              By: /s/ Dean Polnerow
                                 ----------------------
                                 Name:  Dean Polnerow
                                 Title: President



                              BANYAN SYSTEMS INCORPORATED

                              By: /s/ Richard M. Spaulding
                                 ------------------------
                                 Name:  Richard M. Spaulding
                                 Title: Vice President and Chief Financial
                                        Officer


                              CBS CORPORATION

                              By: /s/ Louis J. Briskman
                                 --------------------------
                                 Name:  Louis J. Briskman
                                 Title: Executive Vice President and General
                                        Counsel


                                      -3-